Exhibit 99.(c)(x)

114:151:197 255:255:255 0:0:0 Brand Colors A. 240:235:230 167:162:157 114:115:117 Brand Grays B. 220:220:224 187:187:191 Background Grays C. 253:243:173 184:208:245 242:203:231 153:224:217 245:208:206 198:233:189 Table Highlight D. E. 0:0:0 114:115:117 Table Borders F. Functional Data Colors G. 194:23:10 243:196:63 57:128:37 Primary Sequence 9:44:97 114:151:197 166:66:140 21:151:136 224:115:26 117:55:173 176:48:48 189:140:0 105.55.14 97:122:39 9:107:96 59:124:222 64:37:56 145:87:196 9:74:171 143:106:4 107:20:20 199:97:172 55:71:19 59:26:89 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14. 15. 16. 17. 18. 19. 20. Theme Colors Primary Sequence Secondary Shade March 10, 2026 Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. PROPRIETARY & CONFIDENTIAL Project Jewel Discussion Materials

2 114:151:197 255:255:255 0:0:0 Brand Colors A. 240:235:230 167:162:157 114:115:117 Brand Grays B. 220:220:224 187:187:191 Background Grays C. 253:243:173 184:208:245 242:203:231 153:224:217 245:208:206 198:233:189 Table Highlight D. E. 0:0:0 114:115:117 Table Borders F. Functional Data Colors G. 194:23:10 243:196:63 57:128:37 Primary Sequence 9:44:97 114:151:197 166:66:140 21:151:136 224:115:26 117:55:173 176:48:48 189:140:0 105.55.14 97:122:39 9:107:96 59:124:222 64:37:56 145:87:196 9:74:171 143:106:4 107:20:20 199:97:172 55:71:19 59:26:89 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14. 15. 16. 17. 18. 19. 20. Theme Colors Primary Sequence Secondary Shade Disclaimer PROPRIETARY & CONFIDENTIAL CUSTOMIZABLE FIELD FOR TITLE OR SECTION These materials have been prepared by Goldman Sachs on a confidential basis for presentation solely to the special committee (the “Special Committee”) of Jewel (the “Company”) in connection with an informational presentation which Goldman Sachs is making to the Special Committee. These materials and Goldman Sachs’ presentation relating to these materials (collectively, the “Presentation”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the written consent of Goldman Sachs. 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3 114:151:197 255:255:255 0:0:0 Brand Colors A. 240:235:230 167:162:157 114:115:117 Brand Grays B. 220:220:224 187:187:191 Background Grays C. 253:243:173 184:208:245 242:203:231 153:224:217 245:208:206 198:233:189 Table Highlight D. E. 0:0:0 114:115:117 Table Borders F. Functional Data Colors G. 194:23:10 243:196:63 57:128:37 Primary Sequence 9:44:97 114:151:197 166:66:140 21:151:136 224:115:26 117:55:173 176:48:48 189:140:0 105.55.14 97:122:39 9:107:96 59:124:222 64:37:56 145:87:196 9:74:171 143:106:4 107:20:20 199:97:172 55:71:19 59:26:89 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14. 15. 16. 17. 18. 19. 20. Theme Colors Primary Sequence Secondary Shade Viper Share Price Since Initial Proposal and Headline Value to Jewel Shareholders Source: FactSet. Note: Source: FactSet. Note: Market data as of 09-Mar-2026. Viper publicly filed non-binding indication of interest dated 26-Feb-2026. 1 Reflects 0.35x exchange ratio as stated in Viper’s non-binding indication of interest dated 26-Feb-2026. 2 Reflects closing share price of Jewel and Viper one day prior to receipt of Viper proposal. PROPRIETARY & CONFIDENTIAL December 8, 2025 Submits revised non-binding proposal Stated Per Share Offer Price: $ 50 - $ 52 ($ 30 per share in cash, with no stated exchange ratio) November 24, 2025 Submits initial non-binding proposal Stated Per Share Offer Price: $ 50 - $ 52 ($ 30 per share in cash, with no stated exchange ratio) December 22, 2025 Submits revised non-binding proposal Stated Per Share Offer Price: $ 50 - $ 52 ($ 30 per share in cash, with no stated exchange ratio) February 26, 2026 Submits public revised non-binding proposal Implied Offer Price: $ 57.041,2 Current Headline Value of Proposal: $ 54.001 Date Viper Share Price Cumulative % Change Headline Value of Latest Proposal1 25-Feb-2026 $ 77.27 - $ 57.04 26-Feb-2026 $ 71.84 (7.0)% $ 55.14 27-Feb-2026 $ 69.18 (10.5)% $ 54.21 02-Mar-2026 $ 69.00 (10.7) % $ 54.15 03-Mar-2026 $ 69.00 (10.7) % $ 54.15 04-Mar-2026 $ 68.71 (11.1) % $ 54.05 05-Mar-2026 $ 71.10 (8.0) % $ 54.89 06-Mar-2026 $ 69.93 (9.5) % $ 54.48 09-Mar-2026 $ 68.57 (11.3) % $ 54.00 Viper Share Price Since Initial Offer High 25-Feb-2026 $ 77.27 Low 02-Dec-2025 $ 60.76 Viper Share Price Performance $ 68.57 $ 50 $ 55 $ 60 $ 65 $ 70 $ 75 $ 80 Nov-2025 Dec-2025 Jan-2026 Feb-2026 Mar-2026